                                                                                                                          EXHIBIT 11


                                                      INTEGRATED ORTHOPAEDICS, INC.
                                                 SCHEDULE RE: (LOSS) EARNINGS PER SHARE
                                               For the three years ended December 31, 1997


                                                                                 1997                 1996           1995
                                                                          ---------------      ---------------    ------------
Basic

Weighted average common shares outstanding                                          5,381                5,286           5,286
                                                                          ===============      ===============    ============

Net (loss) income                                                                $ (3,441)              $  787         $   518

Series A Preferred Stock Dividend                                                    (202)                (127)
Series B Preferred Stock Dividend                                                    (117)
Series B Preferred Stock Premium Dividend                                          (8,333)
Series B Preferred Stock Warrant Dividend                                          (1,000)
                                                                          ---------------      ---------------    ------------

Net (loss) income after dividends                                                $(13,093)              $  660         $   518
                                                                          ===============      ===============    ============

(Loss) earnings per share                                                        $  (2.43)              $ 0.12         $  0.10
                                                                          ===============      ===============    ============

Diluted

     Weighted average shares outstanding                                            5,381                5,286           5,286
     Net effect of dilutive stock options
         and warrants, based on treasury
         stock method using average
         market price                                                                                      170             151
                                                                          ---------------      ---------------    ------------

     Diluted common shares outstanding                                              5,381                5,456           5,437
                                                                          ===============      ===============    ============

Net (loss) income                                                                $ (3,441)              $  787          $  518

Series A Preferred Stock Dividend                                                    (202)                (127)
Series B Preferred Stock Dividend                                                    (117)
Series B Preferred Stock Premium Dividend                                          (8,333)
Series B Preferred Stock Warrant Dividend                                          (1,000)
                                                                          ---------------      ---------------    ------------
Net (loss) income after dividends                                                $(13,093)              $  660          $  518
                                                                          ===============      ===============    ============

(Loss) earnings per share                                                          $(2.43)              $ 0.12          $ 0.10
                                                                          ===============      ===============    ============